Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Thomas A. Quigley, III Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2021 RESULTS

Continues Path to Exit Large Structures with Completed Sale of G650

Maintains Full Year Fiscal 2021 Net Sales Guidance

BERWYN, Pa. – November 5, 2020 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter of fiscal year 2021, which ended September 30, 2020.

Second Quarter Fiscal 2021

•	Net sales of $481.8 million
•	Operating income of $7.4 million with operating margin of 2%; adjusted operating income of $21.4 million with adjusted operating margin of 4%
•	Net loss of $33.5 million, or ($0.64) per share; adjusted net loss of $4.3 million, or ($0.08) per share
•	Cash flow used in operations of ($42.2) million, and free cash use of ($47.3) million

Full-Year Fiscal 2021 Net Sales Guidance

•	Net sales between $1.8 - $1.9 billion

“For the second quarter of our fiscal year, Systems & Support revenues increased as compared to the first quarter driven by increased military volumes and partial rate recovery on Airbus programs. Organic revenue decreased compared to the prior year period due primarily to expected declines in Aerospace Structures associated with planned reductions from our portfolio transformation and the ongoing COVID-19 pandemic,” stated Daniel J. Crowley, Triumph’s president and chief executive officer.  “We continued executing our plan to exit legacy programs in Aerospace Structures with the completion of the sale of our G650 wing kitting and engineering services program to Gulfstream. Furthermore, the sale of our two Composite Structures factories remains on track for later this year.”

Mr. Crowley continued, “Our cash usage for the second quarter improved over our first quarter in line with our expectations as a result of tight working capital management and the benefits of earlier cash-conserving actions.  We expect to continue to use cash in the third quarter and be cash positive in the fourth quarter. We have the financial flexibility to support the needs of our customers through this challenging environment.  Triumph remains focused on protecting the health and safety of our people, conserving cash and partnering with our customers to ensure we are best positioned for recovery for the benefit of all our stakeholders.”

Second Quarter Fiscal Year 2021 Overview

After accounting for the impact of the divestitures, sales for the second quarter of fiscal 2021 were down 33% organically from the comparable prior year period.  The decline was driven by planned reductions on sunsetting and transitioned programs, impacts of the COVID-19 pandemic and resulting production rate decreases primarily on commercial programs, partially offset by increases in military programs.

Second quarter operating income of $7.4 million included $13.2 million of restructuring costs associated with facility closures, severance arising from reductions in force and third-party consulting costs.  Net loss for the second quarter of fiscal year 2021 was $33.5 million, or ($0.64) per share.  On an adjusted basis, net loss was $4.3 million, or ($0.08) per share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	EPS
Loss from Continuing Operations - GAAP	$(32.7)	$(33.5)	$(0.64)
Loss on sale of assets and businesses	0.7	0.7	0.01
Restructuring costs (cash)	13.2	13.2	0.25
Refinancing fees	15.3	15.3	0.29
Adjusted Loss from Continuing Operations - non-GAAP *	$(3.5)	$(4.3)	$(0.08)

* Differences due to rounding

The number of shares used in computing earnings per share for the second quarter of 2021 was 52.0 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $2.4 billion, down as expected compared to the prior year period and on a sequential basis due to divestitures, sunsetting programs and recent production rate reductions, but partially offset by military program increases in Systems & Support.

For the second quarter of fiscal 2021, cash flow used in operations was $(42.2) million, reflecting increasing working capital and liquidation of approximately $10.0 million in prior period advances against current period deliveries.

In the second quarter of fiscal 2021, the Company changed its method of accounting for the determination of the market-related value of certain assets of the qualified U.S. defined benefit plan. This change in accounting principle is preferable based on U.S. generally accepted accounting principles. The change requires retrospective application. The impact of adoption for the three and six months ended September 30, 2020 was $0.03 and $0.06 per share, respectively and for fiscal year 2020 the impact of adoption was ($0.03) per share.

Lastly, during the quarter, the Company requested approval from the IRS to change its pension plan year from April 1 through March 31, to October 1 through September 30.  If approved, the change will take effect on October 1, 2020, and is expected to improve the Company’s projected cash flows used in the determination of the pension plan’s funding.

Outlook

Based on anticipated aircraft production rates and MRO demand, including the impacts of pending program exits and no additional extended shut-down of operations due to the pandemic, the Company continues to expect that net sales for fiscal year 2021 will be approximately $1.8 to $1.9 billion.

The Company anticipates that the trends in cash used in operations that were experienced in the first half of fiscal 2021 to continue, but to a lesser degree in the third quarter, and expects cash flow to be positive in the fourth quarter of the fiscal year.  Therefore, the Company expects cash used in operations and free cash use for the full fiscal year to be moderately higher than the first half.

The Company’s outlook excludes the impact of the pending sale of our Composite Structures business and any potential future divestitures.

Conference Call

Triumph will hold a conference call today, November 5th, at 8:30 a.m. (ET) to discuss the second quarter of fiscal year 2021 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from November 5th to November 12th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5669003.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF OPERATIONS	2020	2019 (1)	2020	2019 (1)
Net sales	$481,815	$772,110	$976,892	$1,502,341
Cost of sales (excluding depreciation shown below)	382,072	622,236	775,915	1,204,469
Selling, general & administrative	56,239	66,201	113,442	128,538
Depreciation & amortization	22,098	30,219	50,700	74,269
Impairment of long-lived assets	—	—	252,382	—
Restructuring costs	13,237	5,782	28,676	8,746
Legal judgment gain, net of expenses	—	(5,400)	—	(5,400)
Loss (gain) on sale of assets and businesses, net	747	(7,965)	747	(4,829)
Operating income (loss)	7,422	61,037	(244,970)	96,548
Interest expense and other, net	52,506	35,400	87,463	62,891
Non-service defined benefit income	(12,427)	(27,824)	(24,843)	(41,226)
Income tax expense	832	11,227	1,685	15,725
Net (loss) income	$(33,489)	$42,234	$(309,275)	$59,158
(Loss) earnings per share - basic:
Net (loss) income	$(0.64)	$0.84	$(5.95)	$1.18
Weighted average common shares outstanding - basic	52,011	49,987	51,941	49,927
(Loss) earnings per share - diluted:
Net (loss) income	$(0.64)	$0.84	$(5.95)	$1.17
Weighted average common shares outstanding - diluted	52,011	50,460	51,941	50,385
Dividends declared and paid per common share	$—	$0.04	$—	$0.08
(1) As adjusted

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited September 30, 2020	Audited March 31, 2020 (1)
Assets
Cash and cash equivalents	$440,211	$485,463
Accounts receivable, net	233,802	359,487
Contract assets	193,056	244,417
Inventory, net	465,800	452,976
Assets held for sale	115,940	—
Prepaid and other current assets	15,727	19,289
Current assets	1,464,536	1,561,632
Property and equipment, net	360,949	418,141
Goodwill	516,833	513,527
Intangible assets, net	116,886	381,968
Other, net	74,221	105,065
Total assets	$2,533,425	$2,980,333
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$7,212	$7,336
Accounts payable	242,475	457,694
Contract liabilities	175,159	295,320
Accrued expenses	196,623	227,403
Liabilities related to assets held for sale	52,573	—
Current liabilities	674,042	987,753
Long-term debt, less current portion	2,014,595	1,800,171
Accrued pension and post-retirement benefits, noncurrent	626,851	660,065
Deferred income taxes, noncurrent	7,493	7,439
Other noncurrent liabilities	274,801	306,169
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	52	52
Capital in excess of par value	794,619	804,830
Treasury stock, at cost, 382,230 and 602,831 shares	(20,886)	(36,217)
Accumulated other comprehensive loss	(725,386)	(746,448)
Accumulated deficit	(1,112,756)	(803,481)
Total stockholders' deficit	(1,064,357)	(781,264)
Total liabilities and stockholders' deficit	$2,533,425	$2,980,333
(1) As adjusted

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Six Months Ended September 30,
	2020	2019
Operating Activities
Net (loss) income	$(309,275)	$59,158
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,700	74,269
Impairment of long-lived assets	252,382	—
Amortization of acquired contract liability	(28,150)	(39,556)
Loss (gain) on sale of assets and businesses	747	(4,829)
Curtailments and special termination benefits gain, net	—	(14,373)
Other amortization included in interest expense	19,721	6,955
Provision for credit losses	4,689	1,140
Provision for deferred income taxes	—	15,159
Share-based compensation	5,407	5,290
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	117,434	29,436
Contract assets	15,871	33,930
Inventories	(26,945)	(41,807)
Prepaid expenses and other current assets	2,938	16,209
Accounts payable, accrued expenses, and contract liabilities	(319,444)	(121,112)
Accrued pension and other postretirement benefits	(24,920)	(30,483)
Other, net	(878)	21
Net cash used in operating activities	(239,723)	(10,593)
Investing Activities
Capital expenditures	(12,804)	(16,995)
Proceeds from (payments on) sale of assets and businesses	1,521	(574)
Net cash used in investing activities	(11,283)	(17,569)
Financing Activities
Net decrease in revolving credit facility	(400,000)	(147,615)
Proceeds from issuance of long-term debt	713,900	546,000
Retirement of debt and finance lease obligations	(92,843)	(415,447)
Payment of deferred financing costs	(17,342)	(16,275)
Dividends paid	—	(4,001)
Repurchase of restricted shares for minimum tax obligations	(495)	(1,048)
Net cash provided by (used in) financing activities	203,220	(38,386)
Effect of exchange rate changes on cash	2,534	(1,407)
Net change in cash and cash equivalents	(45,252)	(67,955)
Cash and cash equivalents at beginning of period	485,463	92,807
Cash and cash equivalents at end of period	$440,211	$24,852

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
SEGMENT DATA	2020	2019	2020	2019
Net sales:
Systems & Support	$254,171	$352,972	$494,058	$666,577
Aerospace Structures	228,778	422,579	486,655	841,757
Elimination of intersegment sales	(1,134)	(3,441)	(3,821)	(5,993)
	$481,815	$772,110	$976,892	$1,502,341
Operating (loss) income:
Systems & Support	$29,592	$62,337	$55,023	$106,386
Aerospace Structures	(2,512)	13,608	(258,632)	25,891
Corporate	(17,037)	(12,044)	(35,954)	(30,439)
Share-based compensation expense	(2,621)	(2,864)	(5,407)	(5,290)
	$7,422	$61,037	$(244,970)	$96,548
Operating margin %
Systems & Support	11.6%	17.7%	11.1%	16.0%
Aerospace Structures	(1.1%)	3.2%	(53.1%)	3.1%
Consolidated	1.5%	7.9%	(25.1%)	6.4%

Depreciation and amortization^:
Systems & Support	$8,121	$8,082	$16,477	$16,239
Aerospace Structures	13,170	21,285	284,942	56,344
Corporate	807	852	1,663	1,686
	$22,098	$30,219	$303,082	$74,269
Amortization of acquired contract liabilities:
Systems & Support	$(3,544)	$(9,624)	$(7,263)	$(17,749)
Aerospace Structures	(13,619)	(12,992)	(20,887)	(21,807)
	$(17,163)	$(22,616)	$(28,150)	$(39,556)
Capital expenditures:
Systems & Support	$3,228	$4,542	$9,511	$8,426
Aerospace Structures	1,621	4,032	2,650	8,005
Corporate	232	331	643	564
	$5,081	$8,905	$12,804	$16,995
^ includes long-lived asset impairment charge

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP.  Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.  We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses.  Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization.  Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units.  We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits.  We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization expenses (including goodwill and intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2020	2019	2020	2019
Net (loss) income	$(33,489)	$42,234	$(309,275)	$59,158
Add-back:
Income tax expense	832	11,227	1,685	15,725
Interest expense and other, net	52,506	35,400	87,463	62,891
Curtailment gain & special termination, net	—	(14,373)	—	(14,373)
Union incentives	—	5,671	—	5,671
Loss (gain) on sale of assets and businesses, net	747	(7,965)	747	(4,829)
Legal judgment gain, net of expenses	—	(5,400)	—	(5,400)
Amortization of acquired contract liabilities	(17,163)	(22,616)	(28,150)	(39,556)
Depreciation and amortization^	22,098	30,219	303,082	74,269
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$25,531	$74,397	$55,552	$153,556
Non-service defined benefit income (excluding settlements)	(12,427)	(13,451)	(24,843)	(26,853)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$13,104	$60,946	$30,709	$126,703
Net sales	$481,815	$772,110	$976,892	$1,502,341
Net (loss) income margin	(7.0%)	5.5%	(31.7%)	3.9%
Adjusted EBITDAP margin	2.8%	8.1%	3.2%	8.7%
^ includes long-lived asset impairment charge

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(33,489)
Add-back:
Non-service defined benefit income	(12,427)
Income tax expense	832
Interest expense and other, net	52,506
Operating (loss) income	$7,422	$29,592	$(2,512)	$(19,658)
Loss on sales of assets & businesses, net	747	—	—	747
Amortization of acquired contract liabilities	(17,163)	(3,544)	(13,619)	—
Depreciation and amortization	22,098	8,121	13,170	807
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$13,104	$34,169	$(2,961)	$(18,104)
Net sales	$481,815	$254,171	$228,778	$(1,134)
Adjusted EBITDAP margin	2.8%	13.6%	(1.4%)	n/a

	Six Months Ended September 30, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(309,275)
Add-back:
Non-service defined benefit income	(24,843)
Income tax expense	1,685
Interest expense and other, net	87,463
Operating income (loss)	$(244,970)	$55,023	$(258,632)	$(41,361)
Loss (gain) on sales of assets & businesses, net	747	—	—	747
Amortization of acquired contract liabilities	(28,150)	(7,263)	(20,887)	—
Depreciation and amortization	303,082	16,477	284,942	1,663
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$30,709	$64,237	$5,423	$(38,951)
Net sales	$976,892	$494,058	$486,655	$(3,821)
Adjusted EBITDAP margin	3.2%	13.2%	1.2%	n/a

*Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$42,234
Add-back:
Non-service defined benefit income	(27,824)
Income tax expense	11,227
Interest expense and other, net	35,400
Operating (loss) income	$61,037	$62,337	$13,608	$(14,908)
Gain on sales of assets & businesses, net	(7,965)	—	(10,121)	2,156
Legal judgment gain, net of expenses	(5,400)	—	—	(5,400)
Union incentives	5,671	—	5,671	—
Amortization of acquired contract liabilities	(22,616)	(9,624)	(12,992)	—
Depreciation and amortization	30,219	8,082	21,285	852
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$60,946	$60,795	$17,451	$(17,300)
Net sales	$772,110	$352,972	$422,579	$(3,441)
Adjusted EBITDAP margin	8.1%	17.7%	4.3%	n/a

	Six Months Ended September 30, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net income	$59,158
Add-back:
Non-service defined benefit income	(41,226)
Income tax expense	15,725
Interest expense and other, net	62,891
Operating (loss) income	$96,548	$106,386	$25,891	$(35,729)
Gain on sales of assets & businesses, net	(4,829)	—	(10,121)	5,292
Legal judgment gain, net of expenses	(5,400)	—	—	(5,400)
Union incentives	5,671	—	5,671	—
Amortization of acquired contract liabilities	(39,556)	(17,749)	(21,807)	—
Depreciation and amortization	74,269	16,239	56,344	1,686
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$126,703	$104,876	$55,978	$(34,151)
Net sales	$1,502,341	$666,577	$841,757	$(5,993)
Adjusted EBITDAP margin	8.7%	16.2%	6.8%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP.  The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended September 30, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(32,657)	$(33,489)	$(0.64)
Adjustments:
Loss on sale of assets and businesses	747	747	0.01
Restructuring costs	13,237	13,237	0.25
Refinancing costs	15,305	15,305	0.29
Adjusted income from continuing operations - non-GAAP	$(3,368)	$(4,200)	$(0.08)

	Six Months Ended September 30, 2020
	Pre-Tax	After-Tax	EPS
Loss from continuing operations - GAAP	$(307,590)	$(309,275)	$(5.95)
Adjustments:
Impairment of long-lived assets	252,382	252,382	4.86
Restructuring costs	28,676	28,676	0.55
Loss on sale of assets and businesses	747	747	0.01
Refinancing costs	15,305	15,305	0.29
Adjusted loss from continuing operations - non-GAAP*	$(10,480)	$(12,165)	$(0.23)
* Differences due to rounding

	Three Months Ended September 30, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$53,461	$42,234	$0.84
Adjustments:
Gain on sale of assets and businesses, net	(7,965)	(6,292)	(0.12)
Curtailment gain & special termination, net	(14,373)	(11,355)	(0.23)
Legal settlement gain, net	(5,400)	(4,266)	(0.08)
Union incentives	5,671	4,480	0.09
Restructuring costs	5,782	4,568	0.09
Refinancing costs	3,030	2,394	0.05
Adjusted income from continuing operations - non-GAAP	$40,206	$31,763	$0.63

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2019
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$74,883	$59,158	$1.17
Adjustments:
Gain on sale of assets and businesses, net	(4,829)	(3,815)	(0.08)
Curtailment gain & special termination, net	(14,373)	(11,355)	(0.23)
Legal settlement gain, net	(5,400)	(4,266)	(0.08)
Union incentives	5,671	4,480	0.09
Restructuring costs	8,746	6,909	0.14
Refinancing cost	3,030	2,394	0.05
Adjusted income from continuing operations - non-GAAP*	$67,728	$53,505	$1.06
* Differences due to rounding

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Operating income (loss) - GAAP	$7,422	$61,037	$(244,970)	$96,548
Adjustments:
Loss (gain) on sale of assets and businesses, net	747	(7,965)	747	(4,829)
Impairment of long-lived assets	—	—	252,382	—
Restructuring costs	13,237	5,782	28,676	8,746
Legal settlement gain, net	—	(5,400)	—	(5,400)
Union incentives	—	5,671	—	5,671
Adjusted operating income - non-GAAP	$21,406	$59,125	$36,835	$100,736
Adjusted operating margin	4.4%	7.7%	3.8%	6.7%

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Cash used in operating activities	$(42,190)	$(15,611)	$(239,723)	$(10,593)
Less:
Capital expenditures	(5,081)	(8,905)	(12,804)	(16,995)
Free cash use	$(47,271)	$(24,516)	$(252,527)	$(27,588)